      As filed with the Securities and Exchange Commission on July 2, 1996
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            VALLEY FORGE CORPORATION
             (Exact name of registrant as specified in its charter)

               Georgia                                      58-0833796
       (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

      100 Smith Ranch Road, Suite 326                          94903
            San Rafael, California                           (Zip code)
(Address of principal executive offices)

                              --------------------
                  VALLEY FORGE CORPORATION AMENDED AND RESTATED
                             1987 STOCK OPTION PLAN
                            (Full title of the plan)
                             ---------------------

                                DAVID R. BRINING
                      President and Chief Executive Officer
                            Valley Forge Corporation
                         100 Smith Ranch Road, Suite 326
                          San Rafael, California 94903
                     (Name and address of agent for service)

                                 (415) 492-1500
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              PETER M. MENARD, ESQ.
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064
                                 (310) 312-4209

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                            Proposed                Proposed
                                       Amount                Maximum                 Maximum              Amount of
      Title of Securities              to be             Offering Price             Aggregate            Registration
        to be Registered           Registered (1)         Per Share (2)          Offering Price              Fee
- ----------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.50 Par Value        450,000                $13.75                $6,187,500               $2,134
======================================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the Valley Forge Corporation Amended and Restated 1987 Stock Option Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock on June 27, 1996.

================================================================================
            This Registration Statement Includes a Total of 39 Pages.
                       Exhibit Index Appears on Page II-4.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and are incorporated herein by reference.

Item 1.  Plan Information.

         a. Prospectus for the Valley Forge Corporation Amended and Restated 1987 Stock Option Plan

         b. Valley Forge Corporation Amended and Restated 1987 Stock Option Plan

         c. Form of Incentive Stock Option

         d. Form of Non-Qualified Stock Option (Employee and Employee Director)

         e. Form of Non-Qualified Stock Option (Non-Employee Director and Consultant)

Item 2.  Registrant Information and Employee Plan Annual Information.

                  The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referred to in Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Valley Forge Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 450,000 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's Amended and Restated 1987 Stock Option Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.

Item 3.  Incorporation of Documents by Reference.

                  The following documents previously filed by the Registrant with the Commission are incorporated in this Registration Statement by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A dated April 5, 1988, including any amendment or report filed for the purpose of updating such description.

                  (d) The Registrant's Registration Statement on Form S-8 (File No. 33-50250).

                  All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 14-2-851 of the Georgia Business Corporation Code (the "Code") provides that, except as provided below, a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director under Section 14-2-851, (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                  Section 14-2-852 of the Code provides that, unless limited by its Articles of Incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

                  Section 14-2-853 of the Code provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 14-2-851, and (ii) the director furnishes the corporation a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification under the Code. Such undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

                  Section 14-2-854 of the Code provides that, unless a corporation's Articles of Incorporation provide otherwise, a director may apply for indemnification or advances for expenses to any court of competent jurisdiction. The court may order indemnification or advances for expenses, if it determines that (i) the director is entitled to mandatory indemnification under Section 14-2-852, (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 14-2-851 or was adjudged liable as described in that section, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred unless the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by the shareholders pursuant to the Code provides otherwise, or (iii) in the case of advances for expenses, the director is entitled, pursuant to the Articles of Incorporation, Bylaws or any applicable resolution or agreement, to payment or reimbursement of his reasonable expenses in advance of final disposition of the proceeding.

                  Section 14-2-855 of the Code provides that a corporation may not indemnify a director under Section 14-2-851 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 14-2-851. Such determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or (ii) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two or more directors not at the time parties to the proceeding, or (iii) by special legal counsel selected as specified in
Section 14-2-854 or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  Section 14-2-856 of the Code provides that, if authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the corporation, without regard to the limitations in other sections of the Code. Notwithstanding the foregoing, the corporation shall not indemnify a director under Section 14-2-856 for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) for the liability for unlawful distributions set forth in Section 14-2-832 of the Code or (iv) for any transaction from which he received an improper personal benefit. Where approved or authorized by the shareholders as aforesaid, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if (i) the director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described above and (ii) the director furnishes the corporation a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification under Section 14-2-856.

                  Section 14-2-857 of the Code provides that, unless a corporation's Articles of Incorporation provide otherwise, (i) an officer of the corporation who is not a director is entitled to mandatory indemnification under
Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director, and (ii) a corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, Bylaws, general or specific action of its Board of Directors or contract.

                  Section 14-2-858 of the Code provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under Section 14-2-851 or
Section 14-2-852.

                  Article V of the Bylaws of the Company provides in full as follows:

                           Each director or officer, whether or not then in
                  office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation, such expenses to include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailment of costs of litigation. The corporation shall not, however, indemnify any director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been derelict in the performance of his duty as such director or officer, nor in respect of any matter in which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

     Exhibit
     Number                Description
       3.1*       Articles of Incorporation, as amended.
       3.2*       Bylaws, as amended.
       5.1        Opinion of Manatt, Phelps & Phillips, LLP.
      23.1        Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
      23.2        Consent of Independent Accountants (Coopers & Lybrand LLP).
      24.1        Power of Attorney (See page II-7).
      99.1        Valley Forge Corporation Amended and Restated 1987 Stock
                  Option Plan.
      99.2*       Form of Incentive Stock Option.

      99.3*       Form of Non-Qualified Stock Option (Employee and Employee Director).
      99.4*       Form of Non-Qualified Stock Option (Non-Employee Director and Consultant).
      99.5        Prospectus.

- -------------------------

* Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 30, 1992 (File No. 33-50250).

Item 9. Undertakings

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                (ii) To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                           (2) That for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14-c under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this first day of July, 1996.

                                       VALLEY FORGE CORPORATION

                                       By /s/David R. Brining
                                         -------------------------------------
                                         David R. Brining,
                                         President and Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David R. Brining and Monica J. Burke, his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                         Title                                  Date
/s/David R. Brining              President, Chief                       June 12, 1996
- ----------------------    Executive Officer and Director
   David R. Brining        (Principal Executive Officer)


/s/Monica J. Burke        Vice President - Finance and Secretary        June 12, 1996
- ---------------------- (Principal Financial and Accounting Officer)
    Monica J. Burke


/s/Martin J. Bloom                    Director                          June 12, 1996
- ----------------------
   Martin J. Bloom


/s/Theodore P. Desloge                Director                          June 12, 1996
- ----------------------
   Theodore P. Desloge


/s/Phillip F. Dressel                 Director                          June 12, 1996
- ----------------------
   Phillip F. Dressel


/s/Dale J. Warner                     Director                          June 12, 1996
- ----------------------
   Dale J. Warner

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    EXHIBITS
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                            VALLEY FORGE CORPORATION

                                  EXHIBIT INDEX

     Exhibit
 Sequential
     Number                Description                                                                  Page Number
 ----------                -----------                                                                  -----------
       3.1*       Articles of Incorporation, as amended.
       3.2*       Bylaws, as amended.
       5.1        Opinion of Manatt, Phelps & Phillips, LLP.                                                   13
      23.1        Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1).
      23.2        Consent of Independent Accountants (Coopers & Lybrand LLP).                                  18
      24.1        Power of Attorney (See page II-7).
      99.1        Valley Forge Corporation Amended and Restated 1987 Stock Option Plan.                        20
      99.2*       Form of Incentive Stock Option.
      99.3*       Form of Non-Qualified Stock Option (Employee and Employee Director).
      99.4*       Form of Non-Qualified Stock Option (Non-Employee Director and Consultant)
      99.5        Prospectus.                                                                                  31

- ------------------------

* Filed as an exhibit to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 30, 1992 (File No. 33-50250).